UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

Registration statement under the Securities Act of 1933

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0446457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. EmployerIdentification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices)

2007 Directors and
Consultants Stock Plan;
2007 Stock Incentive Plan
(Full Title of the Plans)

Corporate Service Center, Inc.
5190 Neil Road Suite 430
Reno, NV 89502

(775) 329-7721
(Name, Address, and Telephone Number of Agent for Service)

With a copy to:
Thomas M. Ffrench, Esq.
Michael A. Connor, Esq.
Horizon Law Group LLP
1920 Main Street, Suite 210
Irvine, CA 92656
(949) 261-2500

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock
(to be issued under 2007 Directors and Consultants Stock Plan)	35,000,000	(3)	$0.115	$4,025,000	$158.19

Common Stock
(to be issued under 2007 Stock Incentive Plan)	35,000,000	(4)	$0.115	$4,025,000	$158.19

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), as the offering price is not known, as follows: average of the bid and ask prices as of April 14, 2008 (within 5 business days prior to the date of filing this registration statement).

(3) The 2007 Directors and Consultants Stock Plan, as amended, authorizes a total of 70,000,000 shares.

(4) The 2007 Stock Incentive Plan, as amended, authorizes a total of 70,000,000 shares.

Registration of additional shares
Pursuant to general instruction e

This Registration Statement registers additional shares of FreeStar Technology Corporation’s Common Stock to be issued pursuant to FreeStar’s 2007 Directors and Consultants Stock Plan and FreeStar’s 2007 Stock Incentive Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-140374) filed by FreeStar with the Securities and Exchange Commission (“SEC”) on February 1, 2007 (the “Previous Form S-8”), including any amendments thereto or filings incorporated therein (including periodic reports that we filed after the Previous Form S-8 to maintain current information about FreeStar), are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II
Information Required In The Registration Statement

ITEM 8. Exhibits.

Number	Description
5	Opinion of Horizon Law Group LLP (filed herewith).
23.1	Consent of RBSM LLP (filed herewith).
23.2	Consent of Horizon Law Group LLP (contained in Exhibit 5.1).
24	Special Power of Attorney (see signature page).

ITEM 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has  reasonable  grounds to believe  that it meets all of the requirements for  filing  on Form S-8 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorize, in the City of Santo  Domingo,  Dominican  Republic,  on April 17, 2008.

FREESTAR TECHNOLOGY CORPORATION

By:	/s/ Paul Egan
Paul Egan, President

Special Power Of Attorney

         The undersigned  constitute and appoint Paul Egan their true and lawful attorney-in-fact  and agent with full power of substitution,  for him and in his name,  place,  and  stead,  in any  and  all  capacities,  to  sign  any and all amendments,  including post-effective  amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such  attorney-in-fact  the full power and  authority to do and perform each and every  act and  thing  requisite  and  necessary  to be done  in and  about  the premises,  as fully and to all intents  and  purposes as he might or could do in person,  hereby  ratifying and  confirming  all that such  attorney-in-fact  may lawfully do or cause to be done by virtue hereof.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated:

Signature	Title	Date

/s/ Paul Egan	President/Chief Executive Officer/Director	April 17, 2008
Paul Egan

/s/ Ciaran Egan Ciaran Egan	Secretary/Treasurer/Chief Financial Officer (Pincipal Fnancial and Acounting Oficer)/Director	April 17, 2008

/s/ Fionn Stakelum	Director	April 17, 2008
Fionn Stakelum

/s/ Carl M. Hessel	Director	April 17, 2008
Carl M. Hessel

Exhibit Index

Number	Description
5.1	Opinion of Horizon Law Group LLP (filed herewith).
23.1	Consent of RBSM LLP (filed herewith).
23.2	Consent of Horizon Law Group LLP (contained in Exhibit 5.1).
24	Special Power of Attorney (see signature page).